Exhibit (a)(1)(I)

May [●], 2019

RE: Johnson Controls International plc stock tender offer for your [●]

Hello,

Johnson Controls International plc (JCI) announced an offer to repurchase up to $4 billion of its ordinary shares from shareholders. We call this a stock tender offer. Since you hold JCI shares in the Johnson Controls Canada Retirement Savings Plan, you can sell any or all of your shares as part of this offer. For specific details, please read the enclosed offer to purchase dated May 3, 2019.

You only need to take action if you wish to sell some or all of your shares. To do so, please complete and return the Stock tender election form on the next page by 4 p.m. ET on May 24, 2019.

What you need to know

•	You can choose the price at which to offer your JCI shares for sale, between $36.00US and $40.00US, in $0.25 increments.

•

The amount you get from selling shares will be deposited to the Sun Life Guaranteed Daily Interest Account in your workplace plan. You can move any or all of the amount to another fund in the plan after it’s been deposited.

•	You won’t have to pay taxes on shares you sell from your [●] until you take the money out.

We can help

If you have any questions about this change, please call us at 1-866-881-0583 from 8 a.m. to 8 p.m. ET, Monday to Friday.

Sincerely,

The team at Sun Life

Group Retirement Services are provided by Sun Life Assurance Company of Canada, a member of the Sun Life Financial group of companies. © Sun Life Assurance Company of Canada, 2019.

Stock tender election form

Plan name	Client/Plan ID	Product	Enter your account number (from your statement) or member ID
Johnson Controls Canada	C01WA/01	[●]
Retirement Savings Plan	C01WA/02

Please fax your completed form to 1-877-818-3143 by 4 p.m. ET on May 24, 2019.

I, ________________________________, direct Sun Life Assurance Company of Canada, record-keeper for the Johnson Controls Canada Retirement Savings Plan (the plan), to tender the shares I hold in the plan as indicated below, as part of the substantial issuer bid announced by Johnson Controls International plc on May 3, 2019. I understand that I can only submit one election form under this offer.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

1.	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Shareholder” below, the undersigned hereby tenders Shares at the purchase price as shall be determined by the Company in accordance with the terms of the Offer.

☐

The undersigned wants to maximize the change that the Company will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby instructs that the Shares referenced above be tendered at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Offer. The undersigned understands that this action will results in the undersigned’s Shares being deemed to be tendered at the minimum price of $36.00 per Share for purposes of determining the Purchase Price. This may effectively lower the Purchase price and could result in the undersigned receiving a per-Share price as low as $36.00.

2.	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

☐

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Offer” above, the undersigned hereby instructs that the Shares references above be tendered at the price checked. The undersigned understands that this action could result in the Company purchasing none of the Shares tendered hereby if the purchase price determined by the Company for the Shares is less than the price checked below.

☐ $36.00	☐ $36.25	☐ $36.50	☐ $36.75	☐ $37.00	☐ $37.25
☐ $37.50	☐ $37.75	☐ $38.00	☐ $38.25	☐ $38.50	☐ $38.75
☐ $39.00	☐ $39.25	☐ $39.50	☐ $39.75	☐ $40.00

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE WILL BE NO VALID TENDER OF SHARES.

I understand that the amount I receive from the sale of shares will be deposited to the Sun Life Guaranteed Daily Interest Account in my workplace plan.

Print name	Signature	Date